SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 26, 2002
(To Prospectus dated November 22, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-J5
                                     Issuer

                                   ----------


The Class PO            The Class PO Certificates
Certificates
represent               o  This supplement relates to the offering of the Class
obligations of the         PO Certificates of the series referenced above. This
trust only and do          supplement does not contain complete information
not represent an           about the offering of the Class PO Certificates.
interest in or             Additional information is contained in the
obligation of CWMBS,       prospectus supplement dated December 26, 2002,
Inc., Countrywide          prepared in connection with the offering of the
Home Loans, Inc.,          offered certificates of the series referenced above
Countrywide Home           and in the prospectus of the depositor dated
Loans Servicing LP,        November 22, 2002. You are urged to read this
or any of their            supplement, the prospectus supplement and the
affiliates.                prospectus in full.

This supplement may     o  As of February 25, 2003, the class certificate
be used to offer and       balance of the Class PO Certificates was
sell the offered           approximately $970,556.
certificates only if
accompanied by the      o  Exhibit 1 to this supplement is the monthly
prospectus                 statement made available to holders of the Class PO
supplement and the         Certificates on the February 25, 2003 distribution
prospectus.                date.

                        o This supplement also modifies the "Method of Distribution" section on page S-87 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-63 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

         o the prospectus supplement, dated December 26, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

         o the prospectus of the depositor, dated November 22, 2002, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 73.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                            ----------------------------------------------------
Class                        0%        100%        300%        400%        500%
-----                       ----       ----       -----       -----       -----
Class PO..............      3.0%       8.4%       17.3%       21.1%       24.6%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W                                    Distribution Date: 2/25/03
New York, NY 10286
attn:     Courtney Bartholomew
          212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J5


                 Certificateholder Monthly Distribution Summary

                          Certificate                  Pass                                           Current             Cumulative
                  Class      Rate       Beginning    Through   Principal     Interest      Total     Realized   Ending     Realized
Class   Cusip  Description   Type        Balance     Rate (%) Distribution Distribution Distribution  Losses    Balance     Losses
-----   -----  -----------   ----        -------     -------- ------------ ------------ ------------  ------    -------     ------
  1A1 12669DVW5   Senior   Fix-30/360  33,274,792.70 5.750000   917,990.96   159,441.72  1,077,432.68    -   32,356,801.74     -
  1A2 12669DVX3   Senior   Fix-30/360   7,378,002.82 8.000000   203,545.67    49,186.69    252,732.36    -    7,174,457.15     -
  1A3 12669DVY1   Senior   Fix-30/360  70,828,827.03 5.000000 1,954,038.41   295,120.11  2,249,158.52    -   68,874,788.62     -
  1A4 12669DVZ8   Senior   Var-30/360  23,294,814.22 1.902500   642,661.52    36,931.99    679,593.51    -   22,652,152.70     -
  1A5 12669DWA2  Strip IO  Var-30/360  23,294,814.22 6.597500            -   128,072.95    128,072.95    -   22,652,152.70     -
  1A6 12669DWB0   Senior   Fix-30/360   9,000,000.00 4.750000            -    35,625.00     35,625.00    -    9,000,000.00     -
  1A7 12669DWC8   Senior   Fix-30/360  15,152,976.47 4.750000   734,155.32    59,980.53    794,135.85    -   14,418,821.15     -
  1A8 12669DWD6   Senior   Fix-30/360   3,244,667.69 4.750000     7,307.53    12,843.48     20,151.01    -    3,237,360.16     -
  1A9 12669DWE4   Senior   Fix-30/360     141,981.01 4.750000    18,867.59            -     18,867.59    -      123,675.43     -
 1A10 12669DWF1   Senior   Fix-30/360   2,760,229.17 5.750000    39,961.40    13,226.10     53,187.50    -    2,720,267.77     -
 1A11 12669DWG9   Senior   Fix-30/360   5,700,000.00 5.750000            -    27,312.50     27,312.50    -    5,700,000.00     -
 1A12 12669DWH7   Senior   Fix-30/360   5,745,000.00 5.750000            -    27,528.13     27,528.13    -    5,745,000.00     -
 1A13 12669DWJ3   Senior   Fix-30/360   8,339,770.83 5.750000            -            -             -    -    8,379,732.24     -
 1A14 12669DWK0   Senior   Fix-30/360  10,440,000.00 5.750000            -    50,025.00     50,025.00    -   10,440,000.00     -
 1A15 12669DWL8   Senior   Fix-30/360   2,360,000.00 5.750000            -    11,308.33     11,308.33    -    2,360,000.00     -
 1A16 12669DWM6   Senior   Fix-30/360  20,556,000.00 5.750000            -    98,497.50     98,497.50    -   20,556,000.00     -
 1A17 12669DWN4   Senior   Fix-30/360   2,284,000.00 5.750000            -    10,944.17     10,944.17    -    2,284,000.00     -
  1X  12669DWP9  Strip IO  Fix-30/360 202,798,405.08 0.485907            -    82,117.67     82,117.67    -  198,331,230.30     -
  2A1 12669DWQ7   Senior   Fix-30/360 265,462,114.18 5.250000 4,498,486.53 1,161,396.75  5,659,883.28    -  260,963,627.70     -
  2X  12669DWR5  Strip IO  Fix-30/360 258,777,414.20 0.415383            -    89,576.46     89,576.46    -  254,295,868.30     -
  3A1 12669DWS3   Senior   Fix-30/360  29,831,443.53 6.000000    31,044.64   149,157.22    180,201.86    -   29,800,398.89     -
  PO                                      971,897.32 0.000000     1,340.85            -      1,340.85    -      970,556.47     -
 PO-1 12669DWT1  Strip PO  Fix-30/360     414,740.99 0.000000       367.29            -        367.29    -      414,373.70     -
 PO-2 12669DWT1  Strip PO  Fix-30/360     139,632.09 0.000000       488.27            -        488.27    -      139,143.82     -
 PO-3 12669DWT1  Strip PO  Fix-30/360     417,524.24 0.000000       485.29            -        485.29    -      417,038.95     -
  AR  12669DWU8   Senior   Fix-30/360              - 0.000000            -            -             -    -               -     -
   M  12669DWV6   Junior   Var-30/360   5,566,162.57 5.507811    10,763.93    25,547.81     36,311.74    -    5,555,398.64     -
  B1  12669DWW4   Junior   Var-30/360   1,855,387.52 5.507813     3,587.98     8,515.94     12,103.92    -    1,851,799.54     -
  B2  12669DWX2   Junior   Var-30/360   1,590,616.56 5.507811     3,075.96     7,300.68     10,376.64    -    1,587,540.60     -
  B3  12669DXF0   Junior   Var-30/360     795,308.28 5.507811     1,537.98     3,650.34      5,188.32    -      793,770.30     -
  B4  12669DXG8   Junior   Var-30/360     530,537.31 5.507805     1,025.96     2,435.08      3,461.04    -      529,511.35     -
  B5  12669DXH6   Junior   Var-30/360     795,278.27 5.507808     1,537.92     3,650.20      5,188.12    -      793,740.35     -
Totals                                527,899,807.48          9,070,930.15 2,549,392.35 11,620,322.50    -  518,869,400.80     -

                         Principal Distribution Detail

                   Original       Beginning     Scheduled             Unscheduled     Net       Current   Ending          Ending
                  Certificate    Certificate    Principal   Accretion  Principal   Principal   Realized Certificate     Certificate
Class    Cusip      Balance        Balance     Distribution Principal Adjustments Distribution  Losses    Balance         Factor
-----    -----      -------        -------     ------------ --------- ----------- ------------  ------    -------         ------
  1A1  12669DVW5  33,825,000.00  33,274,792.70   917,990.96         -      -        917,990.96     -    32,356,801.74  0.95659428647
  1A2  12669DVX3   7,500,000.00   7,378,002.82   203,545.67         -      -        203,545.67     -     7,174,457.15  0.95659428667
  1A3  12669DVY1  72,000,000.00  70,828,827.03 1,954,038.41         -      -      1,954,038.41     -    68,874,788.62  0.95659428639
  1A4  12669DVZ8  23,680,000.00  23,294,814.22   642,661.52         -      -        642,661.52     -    22,652,152.70  0.95659428632
  1A5  12669DWA2  23,680,000.00  23,294,814.22            -         -      -                 -     -    22,652,152.70  0.95659428632
  1A6  12669DWB0   9,000,000.00   9,000,000.00            -         -      -                 -     -     9,000,000.00  1.00000000000
  1A7  12669DWC8  15,593,000.00  15,152,976.47   734,155.32         -      -        734,155.32     -    14,418,821.15  0.92469833579
  1A8  12669DWD6   3,252,000.00   3,244,667.69     7,307.53         -      -          7,307.53     -     3,237,360.16  0.99549820418
  1A9  12669DWE4     150,000.00     141,981.01    18,867.59         -      -         18,867.59     -       123,675.43  0.82450286667
 1A10  12669DWF1   2,800,000.00   2,760,229.17    39,961.40         -      -         39,961.40     -     2,720,267.77  0.97152420250
 1A11  12669DWG9   5,700,000.00   5,700,000.00            -         -      -                 -     -     5,700,000.00  1.00000000000
 1A12  12669DWH7   5,745,000.00   5,745,000.00            -         -      -                 -     -     5,745,000.00  1.00000000000
 1A13  12669DWJ3   8,300,000.00   8,339,770.83            - 39,961.40      -                 -     -     8,379,732.24  1.00960629337
 1A14  12669DWK0  10,440,000.00  10,440,000.00            -         -      -                 -     -    10,440,000.00  1.00000000000
 1A15  12669DWL8   2,360,000.00   2,360,000.00            -         -      -                 -     -     2,360,000.00  1.00000000000
 1A16  12669DWM6  20,556,000.00  20,556,000.00            -         -      -                 -     -    20,556,000.00  1.00000000000
 1A17  12669DWN4   2,284,000.00   2,284,000.00            -         -      -                 -     -     2,284,000.00  1.00000000000
  1X   12669DWP9 205,489,905.00 202,798,405.08            -         -      -                 -     -   198,331,230.30  0.96516288866
  2A1  12669DWQ7 267,340,000.00 265,462,114.18 4,498,486.53         -      -      4,498,486.53     -   260,963,627.70  0.97614882808
  2X   12669DWR5 260,635,788.00 258,777,414.20            -         -      -                 -     -   254,295,868.30  0.97567517589
  3A1  12669DWS3  29,864,000.00  29,831,443.53    31,044.64         -      -         31,044.64     -    29,800,398.89  0.99787030840
  PO                 973,249.59     971,897.32     1,340.85         -      -          1,340.85     -       970,556.47  0.99723285781
 PO-1  12669DWT1     415,183.55     414,740.99       367.29         -      -            367.29     -       414,373.70  0.99804942609
 PO-2  12669DWT1     140,018.17     139,632.09       488.27         -      -            488.27     -       139,143.82  0.99375544617
 PO-3  12669DWT1     418,047.87     417,524.24       485.29         -      -            485.29     -       417,038.95  0.99758659624
  AR   12669DWU8         100.00              -            -         -      -                 -     -                -  0.00000000000
   M   12669DWV6   5,592,000.00   5,566,162.57    10,763.93         -      -         10,763.93     -     5,555,398.64  0.99345469295
  B1   12669DWW4   1,864,000.00   1,855,387.52     3,587.98         -      -          3,587.98     -     1,851,799.54  0.99345469099
  B2   12669DWX2   1,598,000.00   1,590,616.56     3,075.96         -      -          3,075.96     -     1,587,540.60  0.99345469212
  B3   12669DXF0     799,000.00     795,308.28     1,537.98         -      -          1,537.98     -       793,770.30  0.99345469199
  B4   12669DXG8     533,000.00     530,537.31     1,025.96         -      -          1,025.96     -       529,511.35  0.99345469512
  B5   12669DXH6     798,969.85     795,278.27     1,537.92         -      -          1,537.92     -       793,740.35  0.99345469444
Totals           532,547,319.44 527,899,807.48 9,070,930.15 39,961.40      -      9,070,930.15     -   518,869,400.80

                          Interest Distribution Detail


           Beginning        Pass       Accrued      Cumulative                  Total            Net       Unscheduled
          Certificate     Through      Optimal        Unpaid     Deferred      Interest      Prepayment      Interest     Interest
Class       Balance       Rate (%)     Interest      Interest    Interest        Due        Int Shortfall   Adjustment      Paid
-----       -------       --------     --------      --------    --------        ---        -------------   ----------      ----
  1A1     33,274,792.70   5.750000     159,441.72        -               -     159,441.72         -              -        159,441.72
  1A2      7,378,002.82   8.000000      49,186.69        -               -      49,186.69         -              -         49,186.69
  1A3     70,828,827.03   5.000000     295,120.11        -               -     295,120.11         -              -        295,120.11
  1A4     23,294,814.22   1.902500      36,931.99        -               -      36,931.99         -              -         36,931.99
  1A5     23,294,814.22   6.597500     128,072.95        -               -     128,072.95         -              -        128,072.95
  1A6      9,000,000.00   4.750000      35,625.00        -               -      35,625.00         -              -         35,625.00
  1A7     15,152,976.47   4.750000      59,980.53        -               -      59,980.53         -              -         59,980.53
  1A8      3,244,667.69   4.750000      12,843.48        -               -      12,843.48         -              -         12,843.48
  1A9        141,981.01   4.750000              -        -          562.01         562.01         -              -                 -
 1A10      2,760,229.17   5.750000      13,226.10        -               -      13,226.10         -              -         13,226.10
 1A11      5,700,000.00   5.750000      27,312.50        -               -      27,312.50         -              -         27,312.50
 1A12      5,745,000.00   5.750000      27,528.13        -               -      27,528.13         -              -         27,528.13
 1A13      8,339,770.83   5.750000              -        -       39,961.40      39,961.40         -              -                 -
 1A14     10,440,000.00   5.750000      50,025.00        -               -      50,025.00         -              -         50,025.00
 1A15      2,360,000.00   5.750000      11,308.33        -               -      11,308.33         -              -         11,308.33
 1A16     20,556,000.00   5.750000      98,497.50        -               -      98,497.50         -              -         98,497.50
 1A17      2,284,000.00   5.750000      10,944.17        -               -      10,944.17         -              -         10,944.17
  1X     202,798,405.08   0.485907      82,117.67        -               -      82,117.67         -              -         82,117.67
  2A1    265,462,114.18   5.250000   1,161,396.75        -               -   1,161,396.75         -              -      1,161,396.75
  2X     258,777,414.20   0.415383      89,576.46        -               -      89,576.46         -              -         89,576.46
  3A1     29,831,443.53   6.000000     149,157.22        -               -     149,157.22         -              -        149,157.22
  PO         971,897.32   0.000000              -        -               -              -         -              -                 -
 PO-1        414,740.99   0.000000              -        -               -              -         -              -                 -
 PO-2        139,632.09   0.000000              -        -               -              -         -              -                 -
 PO-3        417,524.24   0.000000              -        -               -              -         -              -                 -
  AR                  -   0.000000              -        -               -              -         -              -                 -
   M       5,566,162.57   5.507811      25,547.81        -               -      25,547.81         -              -         25,547.81
  B1       1,855,387.52   5.507813       8,515.94        -               -       8,515.94         -              -          8,515.94
  B2       1,590,616.56   5.507811       7,300.68        -               -       7,300.68         -              -          7,300.68
  B3         795,308.28   5.507811       3,650.34        -               -       3,650.34         -              -          3,650.34
  B4         530,537.31   5.507805       2,435.08        -               -       2,435.08         -              -          2,435.08
  B5         795,278.27   5.507808       3,650.20        -               -       3,650.20         -              -          3,650.20
Totals   527,899,807.48              2,549,392.35        -       40,523.41   2,589,915.76         -              -      2,549,392.35

                          Current Payment Information
                               Factors per $1,000


                           Original          Beginning Cert.                                          Ending Cert.           Pass
                          Certificate           Notional          Principal          Interest           Notional           Through
Class        Cusip          Balance             Balance          Distribution      Distribution         Balance            Rate (%)
-----        -----          -------             -------          ------------      ------------         -------            --------
  1A1      12669DVW5      33,825,000.00       983.733708721       27.139422321      4.713724169       956.594286475        5.750000
  1A2      12669DVX3       7,500,000.00       983.733708721       27.139422667      6.558225333       956.594286667        8.000000
  1A3      12669DVY1      72,000,000.00       983.733708721       27.139422361      4.098890453       956.594286389        5.000000
  1A4      12669DVZ8      23,680,000.00       983.733708721       27.139422297      1.559627817       956.594286318        1.902500
  1A5      12669DWA2      23,680,000.00       983.733708721        0.000000000      5.408485953       956.594286318        6.597500
  1A6      12669DWB0       9,000,000.00      1000.000000000        0.000000000      3.958333333      1000.000000000        4.750000
  1A7      12669DWC8      15,593,000.00       971.780701224       47.082365164      3.846631942       924.698335792        4.750000
  1A8      12669DWD6       3,252,000.00       997.745292128        2.247087946      3.949408448       995.498204182        4.750000
  1A9      12669DWE4         150,000.00       946.540076439      125.783933333      0.000000000       824.502866667        4.750000
 1A10      12669DWF1       2,800,000.00       985.796130952       14.271928571      4.723606461       971.524202500        5.750000
 1A11      12669DWG9       5,700,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000        5.750000
 1A12      12669DWH7       5,745,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000        5.750000
 1A13      12669DWJ3       8,300,000.00      1004.791666667        0.000000000      0.000000000      1009.606293373        5.750000
 1A14      12669DWK0      10,440,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000        5.750000
 1A15      12669DWL8       2,360,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000        5.750000
 1A16      12669DWM6      20,556,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000        5.750000
 1A17      12669DWN4       2,284,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000        5.750000
  1X       12669DWP9     205,489,905.00       986.902033363        0.000000000      0.399618998       965.162888659        0.485907
  2A1      12669DWQ7     267,340,000.00       992.975664627       16.826836725      4.344268534       976.148828084        5.250000
  2X       12669DWR5     260,635,788.00       992.869844106        0.000000000      0.343684421       975.675175890        0.415383
  3A1      12669DWS3      29,864,000.00       998.909842418        1.039533887      4.994549290       997.870308398        6.000000
  PO                         973,249.59       998.610561963        1.377704151      0.000000000       997.232857812        0.000000
 PO-1      12669DWT1         415,183.55       998.934061902        0.884644876      0.000000000       998.049426091        0.000000
 PO-2      12669DWT1         140,018.17       997.242635866        3.487190270      0.000000000       993.755446168        0.000000
 PO-3      12669DWT1         418,047.87       998.747445430        1.160847919      0.000000000       997.586596243        0.000000
  AR       12669DWU8             100.00         0.000000000        0.000000000      0.000000000         0.000000000        0.000000
   M       12669DWV6       5,592,000.00       995.379573110        1.924880186      4.568635551       993.454692954        5.507811
  B1       12669DWW4       1,864,000.00       995.379573110        1.924881974      4.568637339       993.454690987        5.507813
  B2       12669DWX2       1,598,000.00       995.379573110        1.924881101      4.568635795       993.454692115        5.507811
  B3       12669DXF0         799,000.00       995.379573110        1.924881101      4.568635795       993.454691990        5.507811
  B4       12669DXG8         533,000.00       995.379573110        1.924878049      4.568630394       993.454695122        5.507805
  B5       12669DXH6         798,969.85       995.379573110        1.924878642      4.568632972       993.454694442        5.507808
Totals                   532,547,319.44       991.273053510       17.033097002      4.787165867       974.316050160

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
attn:     Courtney Bartholomew
          212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J5


Pool Level Data
Distribution Date                                                                                                         2/25/2003
Cut-off Date                                                                                                              12/1/2002
Determination Date                                                                                                         2/1/2003
Accrual Period 30/360                               Begin                                                                  1/1/2003
                                                    End                                                                    2/1/2003
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
Cut-Off Date Balance                                                                                                 228,397,515.30

Beginning Aggregate Pool Stated Principal Balance                                                                    225,682,504.06
Ending Aggregate Pool Stated Principal Balance                                                                       221,200,655.92

Beginning Aggregate Certificate Stated Principal Balance                                                             527,899,807.49
Ending Aggregate Certificate Stated Principal Balance                                                                518,869,400.80

Beginning Aggregate Loan Count                                                                                                  480
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   8
Ending Aggregate Loan Count                                                                                                     472

Beginning Weighted Average Loan Rate (WAC)                                                                                6.435070%
Ending Weighted Average Loan Rate (WAC)                                                                                   6.429622%

Beginning Net Weighted Average Loan Rate                                                                                  6.175600%
Ending Net Weighted Average Loan Rate                                                                                     6.170144%

Weighted Average Maturity (WAM) (Months)                                                                                        358

Servicer Advances                                                                                                         15,115.01

Aggregate Pool Prepayment                                                                                              4,319,684.11
Pool Prepayment Rate                                                                                                    20.7118 CPR


Group 2
Cut-Off Date Balance                                                                                                 273,217,887.61

Beginning Aggregate Pool Stated Principal Balance                                                                    265,767,468.76
Ending Aggregate Pool Stated Principal Balance                                                                       261,606,573.54

Beginning Aggregate Certificate Stated Principal Balance                                                             527,899,807.49
Ending Aggregate Certificate Stated Principal Balance                                                                518,869,400.80

Beginning Aggregate Loan Count                                                                                                  596
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  19
Ending Aggregate Loan Count                                                                                                     577

Beginning Weighted Average Loan Rate (WAC)                                                                                5.899850%
Ending Weighted Average Loan Rate (WAC)                                                                                   5.899078%

Beginning Net Weighted Average Loan Rate                                                                                  5.640850%
Ending Net Weighted Average Loan Rate                                                                                     5.640078%

Weighted Average Maturity (WAM) (Months)                                                                                        358

Servicer Advances                                                                                                         20,273.07

Aggregate Pool Prepayment                                                                                              3,345,638.10
Pool Prepayment Rate                                                                                                    14.1435 CPR


Group 3
Cut-Off Date Balance                                                                                                  30,931,916.53

Beginning Aggregate Pool Stated Principal Balance                                                                     30,898,216.51
Ending Aggregate Pool Stated Principal Balance                                                                        30,866,062.84

Beginning Aggregate Certificate Stated Principal Balance                                                             527,899,807.49
Ending Aggregate Certificate Stated Principal Balance                                                                518,869,400.80

Beginning Aggregate Loan Count                                                                                                   72
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   0
Ending Aggregate Loan Count                                                                                                      72

Beginning Weighted Average Loan Rate (WAC)                                                                                6.344073%
Ending Weighted Average Loan Rate (WAC)                                                                                   6.344092%

Beginning Net Weighted Average Loan Rate                                                                                  5.918923%
Ending Net Weighted Average Loan Rate                                                                                     5.918933%

Weighted Average Maturity (WAM) (Months)                                                                                        358

Servicer Advances                                                                                                          5,513.09

Aggregate Pool Prepayment                                                                                                  2,432.98
Pool Prepayment Rate                                                                                                     0.0945 CPR


--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
Senior Percentage                                                                                                    97.8839843454%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                2.1160156546%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

Group 2
Senior Percentage                                                                                                    99.9376110232%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                0.0623889768%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                    11,348,778.35

Liquidation Proceeds                                                                                                              -
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
Total Deposits                                                                                                        11,348,778.35

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                          106,378.84
Payment of Sub Servicer Fees                                                                                               4,366.40
Payment of Other Fees                                                                                                      4,278.12
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                            -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  -
Payment of Principal and Interest                                                                                     11,238,121.39
Total Withdrawals                                                                                                     11,353,144.75

Ending Balance                                                                                                               (88.28)

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  2,443.70
Compensation for Gross PPIS from Servicing Fees                                                                            2,443.70
Other Gross PPIS Compensation                                                                                                     -
Total Net PPIS (Non-Supported PPIS)                                                                                               -

Master Servicing Fees Paid                                                                                               106,378.84
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                             -
Other Fees Paid                                                                                                            4,278.12
Total Fees                                                                                                               110,656.96


--------------------------------------------------------------------------------
                            Delinquency Information
--------------------------------------------------------------------------------

Group 1

Delinquency                                                      30-59 Days       60-89 Days         90+ Days                Totals
Scheduled Principal Balance                                    2,410,187.40                -                -          2,410,187.40
Percentage of Total Pool Balance                                  1.089593%        0.000000%        0.000000%             1.089593%
Number of Loans                                                           5                0                0                     5
Percentage of Total Loans                                         1.059322%        0.000000%        0.000000%             1.059322%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                             -

Group 2

Delinquency                                                      30-59 Days       60-89 Days         90+ Days                Totals
Scheduled Principal Balance                                    2,382,081.61                -                -          2,382,081.61
Percentage of Total Pool Balance                                  0.910559%        0.000000%        0.000000%             0.910559%
Number of Loans                                                           7                0                0                     7
Percentage of Total Loans                                         1.213172%        0.000000%        0.000000%             1.213172%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                             -

Group 3

Delinquency                                                      30-59 Days       60-89 Days         90+ Days                Totals
Scheduled Principal Balance                                      846,299.39                -                -            846,299.39
Percentage of Total Pool Balance                                  2.741844%        0.000000%        0.000000%             2.741844%
Number of Loans                                                           1                0                0                     1
Percentage of Total Loans                                         1.388889%        0.000000%        0.000000%             1.388889%

Foreclosure
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -

Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                             -


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                        Original               Current
Bankruptcy Loss                                                                                     99,999.99             99,999.99
Bankruptcy Percentage                                                                               0.018778%             0.019468%
Credit/Fraud Loss                                                                               10,650,946.00         10,650,946.00
Credit/Fraud Loss Percentage                                                                        2.000000%             2.073486%
Special Hazard Loss                                                                              6,051,729.00          6,040,368.59
Special Hazard Loss Percentage                                                                      1.136374%             1.175916%

Credit Support                                                                                    Original               Current
Class A                                                                                        521,362,349.59        507,757,640.02
Class A Percentage                                                                                 97.899723%            97.858467%

Class M                                                                                          5,592,000.00          5,555,398.64
Class M Percentage                                                                                  1.050048%             1.070674%

Class B1                                                                                         1,864,000.00          1,851,799.54
Class B1 Percentage                                                                                 0.350016%             0.356891%

Class B2                                                                                         1,598,000.00          1,587,540.60
Class B2 Percentage                                                                                 0.300067%             0.305961%

Class B3                                                                                           799,000.00            793,770.30
Class B3 Percentage                                                                                 0.150034%             0.152981%

Class B4                                                                                           533,000.00            529,511.35
Class B4 Percentage                                                                                 0.100085%             0.102051%

Class B5                                                                                           798,969.85            793,740.35
Class B5 Percentage                                                                                 0.150028%             0.152975%